EXHIBIT 4.6


THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                           RCG COMPANIES INCORPORATED

         This is to certify that ___________________. (the "HOLDER") with its address at c/o FiveOaks Capital Partners, LLC, 4201 Congress Street, Suite 145, Charlotte, North Carolina 28209, is entitled, subject to the terms and conditions hereinafter set forth to purchase twelve thousand five hundred (12,500) shares (the "COMMON SHARES") of common stock, par value $.04 per share (the "COMMON STOCK"), of RCG COMPANIES INCORPORATED, a Delaware corporation (the "COMPANY"), from the Company at the price per share and on the terms set forth herein and to receive a certificate for the Common Shares so purchased on presentation and surrender to the Company of this Warrant (this "WARRANT") with the Notice of Exercise substantially in the form attached (the "NOTICE OF EXERCISE"), duly executed and accompanied by payment of the aggregate purchase price of the shares purchased either in cash, by wire transfer, or by certified or bank cashier's check or other check payable to the order of the Company.

1. EXERCISE OF WARRANTS. The purchase rights represented by this Warrant are exercisable at the option of the registered owner hereof in whole or in part, from time to time, within the period specified below; provided, however, that such purchase rights shall not be exercisable with respect to a fraction of a Common Share. In case of the purchase of less than all the Common Shares purchasable under this Warrant, the Company shall cancel this Warrant on surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable hereunder.

         (a) EXERCISE PRICE. The exercise price (the "EXERCISE PRICE") shall be Two and 44/100 Dollars ($2.44), subject to adjustment pursuant to Section 2 below.

         (b) EXPIRATION OF WARRANT TERM. This Warrant will expire (i) at midnight on the date three (3) years from the date hereof or (ii) on the date on which the Warrant has been exercised or cancelled with respect to all Common Shares.

2. CERTAIN ADJUSTMENTS. The Exercise Price and number of Common Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

         (a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on the Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of all Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of all Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause
(i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

         (b) Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person and as a result thereof the holders of the Company's common stock prior to the transaction own less than 50% of the outstanding shares of capital stock of the surviving company upon the closing of the transaction (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "FUNDAMENTAL TRANSACTION"), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Common Shares then issuable upon exercise in full of this Warrant (the "ALTERNATE CONSIDERATION"). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental
Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall


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

include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

         (c) Number of Common Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Common Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Common Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

         (d) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 2, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Common Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder.

         (e) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

3. COVENANTS OF THE COMPANY. The Company agrees at all times to reserve or hold available a sufficient number of shares of Common Stock to provide for the issuance of the Common Shares upon exercise of this Warrant.

4. COVENANTS OF THE HOLDER. The Holder acknowledges,  recognizes and agrees that
(i) the Common Shares may not be resold unless a Registration Statement under the Securities Act is effective and current with respect to the underlying Common Shares or an exemption from registration under the Securities Act is available, and (ii) the Company is not required to satisfy the conditions of Rule 144 or any other rule or provision with respect to the sale of the Common Shares.

5. CONDITIONS TO EXERCISE OF WARRANT. The Holder shall have the right to exercise all or a portion of this Warrant upon the satisfaction of the following conditions:

         (a) The registered owner of the Warrant shall have made such representations and warranties as the Company reasonably determines are necessary to comply with applicable securities laws and regulations, including a representation in writing that the owner is acquiring such Common Shares for the owner's own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, if the Common Shares have not been registered under the Securities Act; and

         (b) The following legend shall have been placed on each certificate representing the Common Shares:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREON THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THEY HAVE BEEN SO REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE TRANSFER AGENT HAS BEEN ORDERED TO EXECUTE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS."

6. RIGHTS OF HOLDER BEFORE EXERCISE. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights herein expressed and set forth, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the Common Shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

7. REPLACEMENT OF WARRANT. In the event this or any subsequently issued Warrant is lost, stolen, mutilated or destroyed, the Company may, upon receipt or a proper affidavit (and surrender of any mutilated Warrant) and an indemnity agreement reasonably satisfactory in form and amount to the Company, in each instance protecting the Company, issue a new Warrant of like denomination, tenor and date as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

8. AMENDMENT. Neither this Warrant nor the rights granted hereunder may be amended, changed or waived except in writing signed by the Company and the Holder.

9. GOVERNING LAW. This Warrant is delivered in the State of Delaware and shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware (without giving effect to the choice of law principle of such state), regardless of the jurisdiction of creation or domicile of the Company or its successors or of the Holder at any time hereof.

10. NOTICE. The address of record for Holder maintained by the Company for all purposes of this Warrant shall be that address set forth on the first page hereof. Any notice to be delivered to the Company shall be sent via overnight courier to: 6836 Morrison Boulevard, Suite 200, Charlotte, NC 28211, Attention:
Michael D. Pruitt. Holder may change its address of record only by notifying the Company in the manner prescribed herein. All notices, requests, and other communications required or permitted to be given or delivered hereunder to either party must be in writing, and shall be sent via overnight courier to such party at the address of record. Any notice under this Warrant shall be deemed to have been sufficiently given or served and effective for all purposes one (1) business day after being sent via overnight courier.

11. HEIRS. This Warrant shall be binding upon and inure to the benefit of Holder and Holder's heirs.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its duly authorized officer as of March 1, 2004.

                                        COMPANY:

                                        RCG COMPANIES INCORPORATED

                                        By:
                                           ------------------------------
                                           Michael D. Pruitt
                                           Its Chief Executive Officer

                               NOTICE OF EXERCISE

             (To be executed by the Holder to exercise the rights to
                purchase Common Shares evidenced by the Warrant.)

RCG COMPANIES INCORPORATED
6836 Morrison Boulevard, Suite 200
Charlotte, NC 28211
Attn:  Michael D. Pruitt

         The undersigned hereby irrevocably elects to exercise his right to purchase __________ Common Shares pursuant to and in accordance with the terms and conditions of this Warrant, and herewith makes payment of $_______________ therefor, and requests that a certificate for such Common Shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below, and if such number of shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining Common Shares purchasable hereunder shall be delivered to the undersigned at the address stated below.

Dated:
      ------------------------------
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                                           Address:
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